Exhibit 4.8

                                VERSATILITY INC.
                        1996 Employee Stock Purchase Plan
                          Enrollment/Authorization Form


Please complete the Employee Information and the appropriate section below.

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EMPLOYEE INFORMATION (Please print)

         Name:__________________________________________________________________
                           First           Middle               Last

         Home
         Address:_______________________________________________________________
                           Number          Street

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                           City            State                Zip

         Soc. Sec. #:___________________________________________________________


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ENROLL IN EMPLOYEE STOCK PURCHASE PLAN

                         ____  Enroll                       ____  Re-Enroll

         I wish to enroll or re-enroll in the Employee Stock Purchase Plan. I have received and read a copy of the Employee Stock Purchase Plan and Prospectus. I understand that so long as I remain eligible, I will remain in the Plan until I file a new form to withdraw. In accordance with Articles 10 and 14 of the Plan, all unused payroll deductions will be refunded without interest to me upon withdrawal or termination of participation in the Plan. I hereby authorize the purchase of Common Stock on my behalf in accordance with the terms of the Plan.

         Percentage to be deducted from TOTAL PAY: ______%
         (Specify percentage not less than 1% nor more than 10% in whole numbers only)

         If you wish your Stock Purchase Plan Account to be opened as a joint account and stock to be issued to you and another individual as joint tenants with right of survivorship, print additional name:

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                           First           Middle               Last

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         Employee Signature                               Date


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CHANGE PAYROLL DEDUCTION PERCENTAGE

         Please change my payroll deduction percentage to ___% effective as of the [ ] May 1, [ ] November 1 Payment Period.

         ---------------------------------------             -------------------
         Employee Signature                                  Date


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WITHDRAW FROM EMPLOYEE STOCK PURCHASE PLAN

         I wish to withdraw from the Employee Stock Purchase Plan. Please discontinue payroll deductions as of ____/____/____ or if not administratively possible, as of the following pay period. I understand that any funds accumulated during the current Payment Period will be returned to me, without interest.

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         Employee Signature                                  Date

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              THIS AUTHORIZATION REVOKES ALL PRIOR AUTHORIZATIONS
              Return this completed form to Donald C. Yount, Jr.,
           Senior Vice President, Finance and Chief Financial Officer
                                Versatility Inc.
                       11781 Lee Jackson Memorial Highway
                                 Seventh Floor
                               Fairfax, VA 22033